UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2013 (January 7, 2013)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

 1600 Broadway, Suite 1040
Denver, Colorado 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2013, Emerald Oil, Inc. (the “Company”), entered into a definitive agreement (the “Agreement”) with East Management Services, LP (“East”), under which the Company has agreed to sell (the “Transaction”) its undivided 45% working interest in and to certain oil and gas leaseholds in the Sand Wash Basin, comprising approximately 30,902 net acres located in Routt and Moffatt Counties, Colorado and Carbon County, Wyoming (the “Oil and Gas Properties”). The effective time for the transfer of the leases will be the date of closing. The closing of the Transaction is expected to occur during the first quarter of 2013, subject to the satisfaction of customary closing conditions and the condition that East and Entek GRB, LLC (“Entek”) enter into and timely perform an agreement by which East acquires Entek’s interest in the Oil and Gas Properties.

The aggregate purchase price for the Acquisition is approximately $10.0 million, subject to adjustment for certain title defects and title benefits and for leases with a primary term expiring on or before June 30, 2013 that cannot be renewed or extended. The Company is currently determining the appropriate price allocation for this transaction. The Agreement may be terminated (i) by mutual agreement of the parties; (ii) by East if certain representations by the Company regarding overriding royalty interests or working interests are not true; (iii) by East if during the 45-day period following execution of the Agreement, title defects exceed 5% of the net acres of the Oil and Gas Properties; (iv) by East if there are any environmental claims against the Company that might result in a material adverse effect on the Oil and Gas Properties, or (v) by either party if East is unable to acquire Entek’s interest in the Oil and Gas Properties.

Item 7.01 Regulation FD Disclosure.

On January 8, 2013, the Company issued a press release entitled “Emerald Oil, Inc. Announces Agreement to Sell Sand Wash Basin Leases,” which described the Transaction and provided additional information about the Oil & Gas Properties. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information provided under this Item 7.01 in this report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

2.1	Letter Agreement, dated as of January 7, 2013, by and between Emerald Oil, Inc. and East Management Services, LP.

99.1	Press release dated January 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.
By: /s/ Mitchell R. Thompson

Mitchell R. Thompson

Chief Accounting Officer

Date: January 8, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description

2.1	Letter Agreement, dated as of January 7, 2013, by and between Emerald Oil, Inc. and East Management Services, LP.

99.1	Press release dated January 8, 2013.